NEWS RELEASE Release Date: October 25, 2006 at 7:00 a.m. EST

KNBT BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS
AND DECLARATION OF QUARTERLY DIVIDEND
________________________

Lehigh Valley, PA (October 25, 2006) — KNBT Bancorp, Inc. (NASDAQ/NMS: “KNBT”), the holding company for Keystone Nazareth Bank & Trust Company (the “Bank”), today reported net income of $5.9 million for the quarter ended September 30, 2006, an increase of $605,000 or 11.4% compared to net income of $5.3 million for the quarter ended September 30, 2005. KNBT’s diluted earnings per share increased 22.2% to $0.22 for the quarter ended September 30, 2006, compared to $0.18 for the third quarter of 2005.

For the nine months ended September 30, 2006, net income increased by $1.9 million, or 12.5% to $17.3 million compared to $15.4 million for the same period in 2005. Diluted earnings per share for the nine months ended September 30, 2006 increased 21.2% to $0.63 compared to $0.52 for the nine months ended September 30, 2005.

KNBT also announced that its Board of Directors declared a dividend of $0.08 per share payable on December 1, 2006 to shareholders of record on November 13, 2006.

During the third quarter of 2006, KNBT repurchased 342,742 shares of common stock at an average cost of $16.10 per share. There are 2,746,430 shares remaining on the previously announced stock repurchase program covering 2,807,219 shares.

Scott V. Fainor, President and Chief Executive Officer of KNBT stated, “In terms of our quarterly performance, we are particularly pleased with our loan growth in all segments, the credit quality of our loan portfolio, and the commitment to non-interest expense management. Our completed acquisitions enable us to offer the full breadth and depth of financial services to our customers, which has grown non-interest income sources and is supportive of earnings growth. Although the current interest rate environment is challenging, we continue to focus on core earnings.“

Net Interest Income and Net Interest Margin

Net interest income decreased by $2.2 million or 10.9% to $18.0 million for the third quarter of 2006 compared to $20.2 million in the third quarter of 2005. Average interest-earning assets decreased by $175.5 million to $2.6 billion for the quarter ended September 30, 2006 compared to $2.8 billion for the quarter ended September 30, 2005.

The net interest margin on a tax-equivalent basis for the quarter ended September 30, 2006 decreased to 2.79% compared to 2.90% for the second quarter of 2006 and declined from 2.99% compared to the third quarter of 2005. The continuing flat yield curve and the increased cost of short-term funding are the prime reasons for the decline in KNBT’s margin.

KNBT presents its net interest margin on a tax equivalent basis because management believes that such a presentation provides information that is more useful for a proper understanding of KNBT’s operating results. These disclosures should neither be viewed as a substitute for operating results determined in accordance with GAAP nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Without the adjustment for tax-free income, the net interest margin was 2.76%, 2.83% and 2.90% for the quarters ended September 30, 2006, June 30, 2006 and September 30, 2005, respectively.

Provision for Loan Losses and Related Allowance for Loan Losses

The provision for loan losses for the quarter ended September 30, 2006 was $365,000 compared to $1.2 million for the quarter ended June 30, 2006 and $660,000 for the quarter ended September 30, 2005. At September 30, 2006, KNBT’s total non-performing assets were $6.4 million compared to $7.4 million at June 30, 2006. The ratio of non-performing assets to total assets was 0.22% at September 30, 2006 compared to 0.28% at September 30, 2005. At September 30, 2006, KNBT’s allowance for loan losses was 266% of its non-performing loans and 1.05% of its total loans.

Non-Interest Income and Non-Interest Expense

Non-interest income was $10.2 million for the third quarter of 2006, an increase of $2.4 million or 31.0% compared to the same period in 2005. Income from Wealth Management increased $861,000 due to the expanded operations of KNBT’s Trust Department that included activity of the Trust Company of Lehigh Valley acquired on February 28, 2006 and the expanded brokerage services provided by KNBT Securities. The insurance group (Caruso Benefits Group, Inc. and Higgins Insurance Services) increased fee income $199,000. Also contributing to the increase in non-interest income during the quarter were security gains of $1.4 million on the sale of $5.5 million in equity securities, and $43.7 million in debt securities combined with a $185,000 increase in deposit service charges.

Non-interest expense was $19.2 million for the quarter ended September 30, 2006, an increase of $825,000 or 4.5% compared to the same period for 2005. The increase reflects the added expenses from expanded operations attributed to acquisitions and a $275,000 provision for branch closings. On a linked quarter basis, non-interest expense has continued to trend downward since the first quarter of 2006.

Income Tax Expense

Income tax expense for the quarter ended September 30, 2006 decreased $912,000 or 25.5% from the same period in 2005 due primarily to the creation of a valuation allowance in September of 2005. The effective tax rates were 31.1% for the third quarter of 2006 and 40.3% for the third quarter of 2005.

Balance Sheet Overview

KNBT’s total assets were $2.9 billion at September 30, 2006, down $67.7 million from June 30, 2006.

Total loans were $1.6 billion at September 30, 2006, an increase of $50.2 million or 3.3% compared to June 30, 2006. Deposits decreased $24.2 million or 1.3% at September 30, 2006 to $1.9 billion compared to June 30, 2006. For the first nine months of 2006, loans grew at an annualized rate of 9.9% and deposits grew at an annualized rate of 2.6%. Advances from the Federal Home Loan Bank (“FHLB”) declined $44.6 million or 7.3% to $568.9 million at September 30, 2006 compared to $613.5 million at June 30, 2006 due to maturing advances.

KNBT’s total shareholders’ equity increased by $7.9 million to $349.7 million at September 30, 2006 compared to $341.8 million at June 30, 2006. The increase was primarily the result of net income for the quarter ending September 30, 2006 of $5.9 million and a decrease in other comprehensive loss of $8.6 million relating to a decline in unrealized losses on investment securities classified as available-for-sale. This increase was partially offset by the cost of repurchases of KNBT common stock in connection with the Company’s stock repurchase program and the payment of dividends. During the quarter ended September 30, 2006, the Company repurchased $5.5 million of its common stock and paid cash dividends of $2.2 million.

About KNBT Bancorp, Inc.

KNBT Bancorp, Inc. is the parent bank holding company for Keystone Nazareth Bank & Trust Company. Keystone Nazareth Bank & Trust Company is a Pennsylvania-chartered savings bank headquartered in Bethlehem, Pennsylvania with 59 branch offices in Lehigh, Northampton, Carbon, Monroe, Luzerne, Columbia and Schuylkill Counties, Pennsylvania.

Website: www.knbt.com

Contacts:

Scott V. Fainor, President and Chief Executive Officer, KNBT Bancorp, Inc. and Keystone
Nazareth Bank & Trust Company, 610-861-5000

Eugene T. Sobol, Senior Executive Vice President, Chief Financial Officer and Treasurer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610-861-5000

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to KNBT’s management’s intentions, plans, beliefs, expectations or opinions or with respect to the operation of KNBT or its subsidiaries. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of KNBT and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) economic and competitive conditions which could affect the volume of loan originations, deposit flows and real estate values; (2) the levels of non-interest income and expense and the amount of loan losses; (3) competitive pressure among depository institutions increases significantly; (4) changes in the interest rate environment may reduce interest margins; (5) general economic conditions, either nationally or in the markets in which KNBT is doing business, are less favorable than expected; (6) acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties; (7) legislation or changes in regulatory requirements adversely affect the business in which KNBT is engaged; and other factors discussed in the documents filed by KNBT with the Securities and Exchange Commission (“SEC”) from time to time. Copies of these documents may be obtained from KNBT upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. KNBT undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

###

KNBT Bancorp, Inc.
Consolidated Statements of Income
(unaudited)
	For the Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2006	2006	2006	2005	2005
	(dollars in thousands except per share data)
Interest income	$37,769	$36,661	$36,272	$37,129	$36,445
Interest expense	19,794	18,140	17,536	17,959	16,283

Net interest income	17,975	18,521	18,736	19,170	20,162
Provision for loan losses	365	1,200	750	852	660

Net interest income after provision for loan losses	17,610	17,321	17,986	18,318	19,502

Non-interest income:
Deposit service charges	2,456	2,340	2,186	2,285	2,271
Securities gains	1,440	1,597	138	44	270
Gains on extinguishment of debt	—	—	1,179	—	—
Wealth management income	2,061	2,302	1,920	1,528	1,200
Bank-owned life insurance	835	781	774	790	782
Insurance group income	2,146	2,395	1,924	2,062	1,947
Other	1,235	1,034	959	957	1,293

Total non-interest income	10,173	10,449	9,080	7,666	7,763

Non-interest expense:
Salaries, wages and employee benefits	11,265	11,147	10,674	10,259	9,997
Net occupancy and equipment expense	3,171	2,964	3,264	3,018	2,911
Other	4,767	5,289	5,576	5,145	5,470

Total non-interest expense	19,203	19,400	19,514	18,422	18,378

Income before income taxes	8,580	8,370	7,552	7,562	8,887
Income tax expense	2,669	2,464	2,072	2,111	3,581

Net income	$5,911	$5,906	$5,480	$5,451	$5,306

Per Common Share Data

Weighted average common shares- diluted	26,540,660	27,805,107	28,425,764	29,316,598	29,734,426
Weighted average common shares- basic	26,355,973	27,381,824	28,045,012	28,927,609	29,681,764
Net income per share- diluted	$0.22	$0.21	$0.19	$0.19	$0.18
Net income per share- basic	$0.22	$0.22	$0.20	$0.19	$0.18
Book value	$13.29	$12.83	$13.03	$13.19	$13.27
Tangible book value	$8.26	$7.86	$8.32	$8.84	$9.00

	KNBT Bancorp, Inc.
	Asset Quality
	(unaudited)
		At Period End or
		For the Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2006	2006	2006	2005	2005
		(dollars in thousands)
Non-accruing loans	$5,467	$6,066	$6,951	$6,839	$6,308
Accruing loans 90 days or more past due	775	988	1,258	2,167	2,108

Total non-performing loans	6,242	7,054	8,209	9,006	8,416
Other real estate owned	205	322	242	162	388

Total non-performing assets	$6,447	$7,376	$8,451	$9,168	$8,804

Total non-performing loans
as a percentage of loans, net	0.40%	0.46%	0.56%	0.61%	0.58%
Total non-performing loans
as a percentage of total assets	0.21%	0.24%	0.27%	0.29%	0.27%
Total non-performing assets
as a percentage of total assets	0.22%	0.25%	0.28%	0.30%	0.28%
Allowance for loan losses, beginning of period	$16,600	$15,963	$15,964	$15,754	$15,760
Provision for loan losses	365	1,200	750	852	660
Total charge offs	(413)	(754)	(836)	(734)	(729)
Recoveries on loans previously charged-off	78	191	85	92	63

Net loans charged off	(335)	(563)	(751)	(642)	(666)

Allowance for loan losses, at period end	$16,630	$16,600	$15,963	$15,964	$15,754

Allowance for loan losses at period end to:
Average net loans	1.06%	1.11%	1.09%	1.10%	1.10%
Total loans at period end	1.05%	1.08%	1.07%	1.08%	1.07%
Non-performing loans	266.42%	235.33%	194.46%	177.26%	187.19%

	KNBT Bancorp, Inc.
	(unaudited)
	For the Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Balances (Period End)	2006	2006	2006	2005	2005
		(in thousands)
Assets	$2,926,763	$2,994,485	$3,002,004	$3,081,809	$3,122,403

Total earning assets:	2,556,670	2,631,759	2,646,728	2,731,470	2,765,409
Investment securities	946,593	1,022,900	1,142,481	1,206,880	1,256,913
Loans:	1,574,022	1,523,847	1,474,158	1,465,764	1,451,609
Commercial	559,054	536,947	513,891	508,614	506,669
Mortgage	499,877	503,946	484,500	479,351	469,760
Consumer	531,721	499,554	491,730	493,763	490,934
Less: Allowance for loan loss	(16,630)	(16,600)	(15,963)	(15,964)	(15,754)
Loans held for sale	2,264	20	—	556	1,806
Other earning assets	33,791	84,992	30,089	58,270	55,081
Goodwill and other intangible assets	134,243	135,132	133,103	129,918	134,420

Total deposits:	1,888,636	1,912,797	1,875,359	1,852,251	1,780,003
Non-interest bearing deposits	197,612	205,847	202,572	194,549	189,323
Interest-bearing checking	232,775	238,715	239,440	233,520	235,019
Money market	452,196	438,457	390,050	395,893	324,976
Savings	230,157	252,435	264,949	264,223	279,556
Certificates of deposit	653,602	654,583	648,386	634,252	619,159
IRA & Keogh	122,294	122,760	124,987	124,814	126,970
Brokered CDs	—	—	4,975	5,000	5,000

Other borrowings	46,513	54,862	36,887	76,932	65,695
Subordinated debt	38,525	38,642	38,758	38,872	38,985
Federal Home Loan Bank advances	568,861	613,487	659,615	705,125	814,408
Shareholders’ equity	349,715	341,823	359,773	376,552	385,982
		For the Three Months Ended

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,

Balances (Daily Average)	2006	2006	2006	2006	2006

		(in thousands)
Assets	$2,964,750	$2,975,532	$3,018,876	$3,143,896	$3,099,990

Total earning assets:	2,605,410	2,619,100	2,672,203	2,797,894	2,780,958
Investment securities	1,013,377	1,096,658	1,178,368	1,226,278	1,302,720
Loans:	1,563,182	1,499,584	1,470,654	1,449,526	1,432,866
Commercial	547,357	526,522	515,424	498,080	491,171
Mortgage	506,735	493,575	480,156	475,352	466,772
Consumer	525,707	495,589	490,956	491,930	490,802
Less: Allowance for loan loss	(16,617)	(16,102)	(15,882)	(15,836)	(15,879)
Loans held for sale	29	330	559	1,194	1,358
Other earning assets	28,823	22,528	22,622	120,896	44,014
Goodwill and other intangible assets	134,757	134,543	130,707	130,168	134,620

Total deposits:	1,899,642	1,853,122	1,814,393	1,821,061	1,755,257
Non-interest bearing accounts	195,523	196,149	185,614	186,819	182,745
Interest-bearing checking	236,346	233,862	229,219	228,339	233,442
Money market	448,266	380,712	370,750	384,030	297,635
Savings	239,887	257,816	260,759	270,277	289,644
Certificates of deposit	657,002	656,589	638,223	620,794	619,572
IRA & Keogh	122,618	124,222	124,849	125,803	127,219
Brokered CDs	—	3,772	4,979	5,000	5,000

Other borrowings	52,827	48,809	68,182	70,559	109,199
Subordinated debt	38,585	38,713	38,831	38,941	39,056
Federal Home Loan Bank advances	594,691	645,831	693,955	796,057	783,036
Shareholders’ equity	344,380	356,669	370,395	382,164	400,508

		KNBT Bancorp, Inc.
		(unaudited)
		For the Three Months Ended
	Sept 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Selected Ratios	2006	2006	2006	2005	2005
Return on average equity	6.87%	6.62%	5.92%	5.71%	5.30%
Return on average tangible equity (1)	11.11%	10.77%	9.22%	8.55%	7.92%
Return on average assets	0.80%	0.79%	0.73%	0.69%	0.68%
Net interest margin (2)	2.79%	2.90%	2.89%	2.82%	2.99%
Efficiency ratio	66.70%	64.95%	67.69%	66.27%	63.52%
Shareholders’ equity to total assets	11.95%	11.42%	11.98%	12.22%	12.36%
Tangible equity to total assets	7.42%	6.99%	7.65%	8.19%	8.25%
(1) Reconciliation Table for Non-GAAP
Financial Measure
Return on average equity	6.87%	6.62%	5.92%	5.71%	5.30%
Effect of goodwill and intangibles	4.24%	4.15%	3.30%	2.84%	2.62%
Return on average tangible equity	11.11%	10.77%	9.22%	8.55%	7.92%

Average tangible equity excludes acquisition
related average goodwill and intangibles:
Average equity	$344,380	$356,669	$370,395	$382,164	$400,508
Average goodwill and intangibles	(131,478)	(137,305)	(132,756)	(127,038)	(132,554)
Average tangible equity	$212,902	$219,364	$237,639	$255,126	$267,954

(2) Net interest margin is reflected on a tax-equivalent basis. On a GAAP basis, the net interest margin was 2.76%,
2.83%, 2.80%, 2.74%, and 2.90% for the quarters ended September 30, 2006, June 30, 2006, March 31, 2006,
December 31, 2005 and September 30, 2005, respectively.

	KNBT Bancorp, Inc.
	Consolidated Statements of Income
	(unaudited)
	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept 30,	Sept 30,	Sept 30,
	2006	2005	2006	2005
		(in thousands, except per share data)
Interest income	$37,769	$36,445	$110,702	$95,022
Interest expense	19,794	16,283	55,470	40,661

Net interest income	17,975	20,162	55,232	54,361
Provision for loan losses	365	660	2,315	1,928

Net interest income after
provision for loan losses	17,610	19,502	52,917	52,433
Non-interest income:
Deposit service charges	2,456	2,271	6,982	5,925
Securities gains	1,440	270	3,175	726
Gains on extinguishment of debt	—	—	1,179	—
Wealth management income	2,061	1,200	6,283	3,134
Bank-owned life insurance	835	782	2,390	2,146
Insurance group income	2,146	1,947	6,465	3,779
Other income	1,235	1,293	3,228	3,051

Total non-interest income	10,173	7,763	29,702	18,761
Non-interest expense:
Salaries, wages and employee benefits	11,265	9,997	33,086	27,324
Net occupancy and equipment expense	3,171	2,911	9,399	7,500
Other expenses	4,767	5,470	15,632	13,949

Total non-interest expense	19,203	18,378	58,117	48,773

Income before income taxes	8,580	8,887	24,502	22,421
Income tax expense	2,669	3,581	7,205	7,047

Net income	$5,911	$5,306	$17,297	$15,374

Net income per share- diluted	$0.22	$0.18	$0.63	$0.52
Net income per share- basic	$0.22	$0.18	$0.63	$0.53